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                                                               EXHIBIT NO. 99.11


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

      We consent to the incorporation by reference in this Post-Effective Amendment No. 61 to Registration Statement No.2-14677 of Massachusetts Investors Growth Stock Fund of our report dated January 5, 1996, appearing in the annual report to shareholders for the year ended November 30, 1995, of Massachusetts Investors Growth Stock Fund, and to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP


Boston, Massachusetts
March 27, 1996